Exhibit 99.2

Genelux Corporation Announces Pricing of $20.0 Million Underwritten Public Offering of Common Stock

WESTLAKE VILLAGE, Calif., January 8, 2026 – Genelux Corporation (“Genelux”) (Nasdaq: GNLX), a late clinical-stage immuno-oncology company, today announced the pricing of an underwritten public offering of 6,666,667 shares of its common stock at a price to the public of $3.00 per share. All of the shares in the offering are to be sold by Genelux.

The gross proceeds to Genelux from the offering are expected to be approximately $20.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Genelux.

In addition, Genelux has granted the underwriter a 30-day option to purchase up to an additional 1,000,000 shares of its common stock at the price to the public, less underwriting discounts and commissions.

The net proceeds from the offering are expected to be used for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital. The offering is expected to close on or about January 9, 2026, subject to the satisfaction of customary closing conditions.

Lucid Capital Markets is acting as the sole book-running manager for the proposed offering.

The shares were offered by Genelux pursuant to an effective shelf registration statement previously filed by Genelux with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2024 and declared effective on February 13, 2024. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available at www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting: Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Genelux

Genelux is a late clinical-stage biopharmaceutical company focused on developing next-generation oncolytic immunotherapies for patients suffering from aggressive and/or difficult-to-treat solid tumor types. Olvi-Vec currently is being evaluated in two U.S.-based clinical trials: OnPrime/GOG-3076, a multi-center, randomized, open-label Phase 3 registrational trial evaluating the efficacy and safety of Olvi-Vec in combination platinum-doublet + bevacizumab compared with physician’s choice of chemotherapy and bevacizumab in patients with platinum-resistant/refractory ovarian cancer; and VIRO-25, a multi-center, randomized, open-label Phase 2 trial evaluating the efficacy and safety of Olvi-Vec & platinum-doublet + physician’s choice of immune checkpoint inhibitor compared to docetaxel in non-small-cell lung cancer. Additionally, Olvi-Vec currently is being evaluated for dose selection in Olvi-Vec-SCLC-202, a China-based, multi-center, open label Phase 1b/2 trial evaluating the efficacy and safety of Olvi-Vec & platinum-doublet in recurrent small-cell lung cancer. The core of Genelux’s discovery and development efforts revolves around its proprietary CHOICE™ platform from which Genelux has developed an extensive library of isolated and engineered oncolytic vaccinia virus immunotherapeutic product candidates, including Olvi-Vec.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the expected timing and completion of the offering, the expected use of proceeds related thereto and gross proceeds expected to be received from the offering. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the see the section entitled “Risk Factors” in Genelux’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 and in other filings that Genelux makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and Genelux undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact

Austin Murtagh

Precision AQ

austin.murtagh@precisionaq.com

Media Contact

Ashley Murphy

Precision AQ

ashley.murphy@precisionaq.com

Source: Genelux Corporation